EX-99.906CERT

CERTIFICATION

Amy L. Siesennop, President and Joel R. Blumenschien, Vice President of Frontier Funds, Inc. (the “Registrant”), do certify to the best of their knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2005 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

Vice President

Frontier Funds, Inc.

Frontier Funds, Inc.

/s/Amy L. Siesennop

/s/ Joel R Blumenschein

Amy L. Siesennop

Joel R Blumenschein

Date: November 29, 2005

Date: November 29, 2005

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Frontier Funds, Inc. and will be retained by Frontier Funds, Inc. and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.